Exhibit 99.1

News Release

3751 Grissom Parkway, Suite 100
Myrtle Beach, SC 29577
843.626.2265

Banking Should Always Be This Easy.

Contact:	Walt Standish, President and Chief Executive Officer 843.916.7813 Gary Austin, Executive Vice President and Chief Financial Officer 843.916.7806

Beach First Considers Listing Options for its Common Stock

Myrtle Beach, SC, December 8, 2009 – Beach First National Bancshares, Inc., parent of Beach First National Bank (NASDAQ: BFNB) today announced that it is considering various options for the listing of its common stock. The Company received a letter from NASDAQ dated December 2, 2009, stating that its recent price per share had caused the total market value of its publicly held shares to fall below the minimum for listing on their Global Market. The Company’s common stock will continue to trade on The NASDAQ Global Market under the symbol BFNB as the letter has no effect at this time on the Company’s listing on The NASDAQ Global Market. Walt Standish, Beach First president and chief executive officer, stated that the Company intends to explore various options including a possible transfer of its securities to The NASDAQ Capital Market, as well as other market opportunities.

Additional Information About Beach First

Beach First National Bancshares, Inc., is the parent of Beach First National Bank, a $646 million financial institution headquartered in Myrtle Beach, South Carolina. In addition to its multi-state mortgage lending division, Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services including NetTeller internet banking. The Company’s website is beachfirst.com.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to Beach First’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. These forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved.

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Beach First Considers Listing Options for its Common Stock

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The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the Company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in Beach First’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) the risk that the preliminary financial information reported herein by Beach First and the current preliminary analysis of Beach First will be different when the Beach First review is finalized; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company; and (7) whether Beach First will be able to accomplish the directives contained in the Order and continue as a going concern. Additional factors that could cause Beach First’s results to differ materially from those described in the forward-looking statements can be found in Beach First’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. Beach First does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.